UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported):  September 23, 2026

H.B. Fuller Company
(Exact Name of Company as Specified in Charter)

Minnesota	001-09225	41-0268370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard, P.O. Box 64683, St. Paul, Minnesota	55164-0683
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (651) 236-5900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00	FUL	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 23, 2026, Ruth S. Kimmelshue notified H.B. Fuller Company (the “Company”) of her resignation as a member of the Board of Directors (“Board”) of the Company, effective immediately. Ms. Kimmelshue’s retirement as a director of the Company is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company thanks Ms. Kimmelshue for her dedication, commitment, and extraordinary service and wishes her continued success in all her future endeavors.

(d) On September 23, 2026, the Board elected R. Jeffrey Bailly, age 64, as a Class I director of the Company, effective September 23, 2026, for an initial term expiring at the Company’s 2027 annual meeting of shareholders. Mr. Bailly also has been appointed to serve on the Audit Committee and the Compensation Committee of the Board.

Since June 2026, Mr. Bailly has served as the Executive Chairman of the Board of UFP Technologies, Inc. (“UFP Technologies”), a contract development and manufacturing organization that specializes in single-use and single-patient medical devices. Prior to being named Executive Chairman of the Board, he served as Chief Executive Officer of UFP Technologies since 1995 and as its Chairman of the Board since 2006. Mr. Bailly brings more than three decades of executive leadership experience spanning business transformation, M&A, manufacturing, and medical technology. As CEO of UFP Technologies from 1995 to 2026, he led the transformation of the company into a leading global contract development and manufacturing organization focused on higher growth, higher margin medical end markets. During this time, the company expanded through more than 20 acquisitions and the addition of new capabilities, technologies, and markets, including its transformative 2018 acquisition of Dielectrics, which accelerated the company’s growth in medical technology. Mr. Bailly joined UFP Technologies in 1988 and served as a Division Manager from 1989 to 1992, General Manager Northeast Operations from 1992 to 1994, Vice President of Operations from 1994 to 1995, and as its President from 1995 to 2024. From 1984 through 1988, Mr. Bailly, a certified public accountant, was employed by Coopers & Lybrand. Mr. Bailly is a member of World Presidents’ Organization and holds a BA from Johns Hopkins University and an MBA from New York University.

For service as a director of the Company, Mr. Bailly will receive an annual cash retainer of $100,000 and will also receive an initial grant of 1,300 restricted stock units of the Company. Directors are also eligible for an annual discretionary grant of deferred phantom stock units valued at $165,000.

There are no arrangements or understandings between Mr. Bailly and any other persons pursuant to which Mr. Bailly was selected as a director of the Company. There are no transactions between Mr. Bailly and the Company that would be reportable under Item 404(a) of Regulation S-K. A copy of the press release announcing Mr. Bailly’s election to the Board is filed as Exhibit 99.1 hereto.

Item 9.01.         Financial Statements and Exhibits.
(d)	Exhibits.

99.1	Press Release, dated September 28, 2026, issued by H.B. Fuller Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2026

H.B. FULLER COMPANY

By:	/s/ Gregory O. Ogunsanya
Gregory O. Ogunsanya
Senior Vice President, General Counsel and Corporate Secretary

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